Exhibit 99.2

1 Third Quarter 2016 Results Investor Conference Call October 27, 2016 Quaker Chemical Corporation

Regulation G The attached charts include C ompany information that does not conform to generally accepted accounting principles (“GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be cons istent with similar measures provided by other companies. This data should be read in conjunction with the C ompany’s third quarter earnings news release dated October 26, 2016, which has been furnished to the SEC on Form 8-K and the Company’s Form 10 -Q for the quarterly period ended September 30, 2016, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results t o differ materially from those projected in such statements. A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political co nditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. Risks and Uncertainties Statement

Speakers Michael F. Barry Chairman of the Board, Chief Executive Officer & President Mary Dean Hall Vice President, Chief Financial Officer & Treasurer Robert T. Traub Vice President, General Counsel & Corporate Secretary Chart #1

Third Quarter 2016 Headlines ▪ Strong operating income of $21.3 million drives 6% increase in adjusted EBITDA ▪ Volume growth drives an increase in net sales despite FX headwinds ▪ Year - to - date operating cash flow of $53.0 million increases 4% from the prior year Chart #2

Chairman Comments ▪ Third Quarter of 2016 x Revenue growth both organically by 2% and from acquisitions by 2%, despite challenging environment and foreign exchange headwinds x Strong operating income drives adjusted EBITDA increase of 6%, despite foreign exchange headwinds to sales and earnings of 2% and 3%, respectively x Adjusted EBITDA margin increased to nearly 15% on savings realized from previously announced restructuring and other cost streamlining initiatives, partially offset by some decline in gross margin on higher raw material costs ▪ Fourth Quarter of 2016 Outlook x Market share gains, leveraging of past acquisitions and cost savings efforts will continue to help the Company offset market and foreign exchange challenges x Expect gross margin to remain at a similar level compared to the third quarter of 2016 x Fourth quarter and full year 2016 forecast continues to indicate growth in both our top and bottom lines Third Quarter of 2016 Chart #3

Financial Highlights ▪ Non - GAAP earnings per diluted share up 5% to $1.25 despite higher effective tax rate and negative impact of 4 cents per diluted share from foreign exchange ▪ Adjusted EBITDA up 6% with Adjusted EBITDA margin nearly 15% ▪ Net sales increase driven by 2% growth from organic volume and 2% growth from acquisitions despite negative FX of 2% and continued pricing pressure ▪ Strong operating income up 14% driven by continued discipline in managing costs and lower costs related to certain uncommon expenses; global restructuring program on target for $3 million savings by year end ▪ Strong year - to - date net operating cash flow up 4% to $53.0 million from the prior year on solid operating performance and lower cash invested in working capital Chart #4 Third Quarter of 2016

Financial Snapshot ($ Millions unless otherwise noted) Q3 2016 Q3 2015 YTD 2016 YTD 2015 Net Sales 190.4 189.2 555.4 554.3 Gross Margin 37.2% 37.7% 37.8% 37.6% Operating Income 21.3 18.7 62.7 58.0 Operating Margin 11.2% 9.9% 11.3% 10.5% Net Income Attributable to Quaker Chemical Corporation 16.0 14.4 44.0 39.8 Earnings Per Diluted Share 1.21 1.08 3.32 2.98 Non - GAAP Earnings Per Diluted Share 1.25 1.19 3.34 3.27 Adjusted EBITDA 28.3 26.8 80.9 76.3 Adjusted EBITDA Margin 14.9% 14.2% 14.6% 13.8% Net (Cash) Debt (22.7) 12.2 --- --- Net Operating Cash Flow 17.0 23.5 53.0 50.8 Effective Tax Rate 28.3% 24.4% 31.0% 27.3% Chart #5

Product Volume by Quarter and Year In Thousands of Kilograms Chart #6 Organic and acquisition - related volume growth despite continued challenges in end - markets 115,000 135,000 155,000 175,000 195,000 215,000 235,000 255,000 25,000 31,000 37,000 43,000 49,000 55,000 61,000 67,000 Full Year Volume Quarter Volume Quarter Volume Full Year Volume

Gross Margin Percentage Trends 28.0% 34.7% 35.4% 32.6% 33.7% 35.8% 35.7% 37.6% 20.0% 25.0% 30.0% 35.0% 40.0% 2008 2009 2010 2011 2012 2013 2014 2015 Gross Margin Percentage 37.7% 37.5% 38.1% 38.1% 37.2% 20.0% 25.0% 30.0% 35.0% 40.0% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Gross Margin Percentage Chart #7 Slight decline in gross margin quarter - over - quarter in line with management’s expectation

Adjusted EBITDA Baseline Historical Performance $40.1 $66.8 $73.0 $80.9 $89.6 $99.8 $101.6 $106.3 $100.1 $44.2 13.0% 14.4% 11.4% 13.8% 6.9% 12.3% 10.7% 9.8% 12.3% 13.4% 2008 2009 2010 2011 2012 2013 2014 2015 Trailing Twelve Months Q3 2015 Trailing Twelve Months Q3 2016 Adjusted EBITDA ($ Mils.) Adjusted EBITDA Margin (%) FY 2008 – Q3 2016 CAGR: 13.4% +750 Margin bps Chart #8

Balance Sheet Cash and Debt -$120 -$80 -$40 $0 $40 $80 $120 2008 2009 2010 2011 2012 2013 2014 2015 Q3 2016 $ Millions Cash ST/LT Debt Net Debt Chart #9 Strong cash flow generation and balance sheet continue to support future growth

APPENDIX

Non - GAAP Earnings Per Diluted Share Reconciliation Chart #10 Q3 2016 Q3 2015 YTD 2016 YTD 2015 GAAP earnings per diluted share 1.21$ 1.08$ 3.32$ 2.98$ Equity income in a captive insurance company per diluted share (0.04) (0.04) (0.07) (0.09) Certain uncommon transaction-related expenses per diluted share 0.08 0.15 0.08 0.15 U.S Customer bankruptcies per diluted share - 0.00 - 0.01 Cost streamlining initiatives per diluted share - - - 0.01 Currency conversion impact of the Venezuelan bolivar fuerte per diluted share - - 0.01 0.21 Non-GAAP earnings per diluted share 1.25$ 1.19$ 3.34$ 3.27$

Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	2008	2009	2010	2011	2012	2013	2014	2015
Net income	9,833	16,058	32,120	45,892	47,405	56,339	56,492	51,180
Depreciation	10,879	9,525	9,867	11,455	12,252	12,339	12,306	12,395
Amortization	1,177	1,078	988	2,338	3,106	3,445	4,325	6,811
Interest expense	5,509	5,533	5,225	4,666	4,283	2,922	2,371	2,585
Taxes on income	4,977	7,065	12,616	14,256	15,575	20,489	23,539	17,785
Equity loss (income) from a captive insurance company	1,299	162	(313)	(2,323)	(1,812)	(5,451)	(2,412)	(2,078)
Non-cash gain from the purchase of an equity affiliate	-	-	-	(2,718)	-	-	-	-
Equity affiliate out of period charge	-	-	564	-	-	-	-	-
Restructuring expenses	2,916	2,289	-	-	-	-	-	6,790
Transition costs related to key employees	3,505	2,443	1,317	-	609	-	-	-
Certain uncommon transaction-related expenses	-	-	-	-	-	-	-	2,813
U.K. pension plan amendment	-	-	-	-	-	-	902	-
Customer bankruptcies	-	-	-	-	1,254	-	825	328
Cost streamlining initiatives	-	-	-	-	-	1,419	1,166	173
Non-income tax contingency charges	-	-	4,132	-	-	796	-	-
Change in acquisition-related earnout liability	-	-	-	(595)	(1,737)	(497)	-	-
Mineral oil excise tax refund	-	-	-	-	-	(2,540)	-	-
Currency conversion impacts of the Venezuelan bolivar fuerte	-	-	322	-	-	357	321	2,806
Adjusted EBITDA	40,095	44,153	66,838	72,971	80,935	89,618	99,835	101,588
Adjusted EBITDA Margin	6.9%	9.8%	12.3%	10.7%	11.4%	12.3%	13.0%	13.8%

Chart #11

Trailing Twelve Months Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	I = G + H	H	G = F - D	F	E = C + D	D	C = B - A	B	A
	Trailing Twelve Months Q3 2016	YTD Q3 2016	Last Three Months 2015	FY 2015	Trailing Twelve Months Q3 2015	YTD Q3 2015	Last Three Months 2014	FY 2014	YTD Q3 2014
Net income	55,362	43,969	11,393	51,180	52,426	39,787	12,639	56,492	43,853
Depreciation	12,635	9,469	3,166	12,395	12,381	9,229	3,152	12,306	9,154
Amortization	7,132	5,319	1,813	6,811	6,569	4,998	1,571	4,325	2,754
Interest expense	2,920	2,226	694	2,585	2,515	1,891	624	2,371	1,747
Taxes on income	21,825	19,664	2,161	17,785	20,355	15,624	4,731	23,539	18,808
Equity income from a captive insurance company	(1,809)	(952)	(857)	(2,078)	(1,491)	(1,221)	(270)	(2,412)	(2,142)
Restructuring expenses	6,790	-	6,790	6,790	-	-	-	-	-
Certain uncommon transaction-related expenses	1,157	1,157	-	2,813	2,813	2,813	-	-	-
U.K. pension plan amendment	-	-	-	-	-	-	-	902	902
Customer bankruptcies	149	-	149	328	694	179	515	825	310
Cost streamlining initiatives	-	-	-	173	991	173	818	1,166	348
Currency conversion impacts of the Venezuelan bolivar fuerte	88	88	-	2,806	2,806	2,806	-	321	321
Adjusted EBITDA	106,249	80,940	25,309	101,588	100,059	76,279	23,780	99,835	76,055
Adjusted EBITDA Margin	14.4%	14.6%	13.8%	13.8%	13.4%	13.8%	12.3%	13.0%	13.3%

Chart #12